Exhibit 31.3
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Shlomo Palas, certify that:

1. I have reviewed this quarterly report on Form 10-Q/A of Blue Sphere Corp.; and,

2. Based on my knowledge, this report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: 15 September 2011

/s/ Shlomo Palas
Chief Executive Officer